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                                                                    EXHIBIT 99.1


SSP Solutions, Inc. Editorial Contact:     SSP Solutions, Inc. Investor Contact:
Pat Harriman                               Thomas E. Schiff, Chief Financial
                                           Officer
SSP Solutions, Inc.                        SSP Solutions, Inc.
949-851-1085                               949-851-1085
pat.harriman@sspsolutions.com              tom.schiff@sspsolutions.com


                              COMPANY ANNOUNCEMENT

                     SSP SOLUTIONS, INC. RECEIVES $5 MILLION
                                     FUNDING

Execution of Business Plan Will Move Products From Development to the Sales Channel

IRVINE, Calif., April 17, 2002-- SSP Solutions, Inc. (Nasdaq: SSPX), providing solutions and services that secure access control and real-time movement of financial transactions and other valued digital content, today announced the initial closing of its current round of financing, in which it raised $5 million. The Company issued $4,000,000 of secured subordinated convertible notes and warrants to purchase up to 2,400,000 shares of common stock. Investors in the initial closing included lead investor Crestview Capital Fund, LP, a Chicago based investment fund. The investment banker on the deal was William Blair & Co., L.L.C., a Chicago based investment banking firm. In addition, the Company received $1 million through the issuance of non-convertible notes to SSP Solutions co-chairmen Kris Shah and Marvin Winkler and pre-payment of an existing long-term note by Shah. Additional details regarding the financing may be found in SSP's Annual Report on Form 10-K for the year ended December 31, 2001.

"We are excited about giving SSP's management team the necessary capital to fulfill its vision. The Company has spent millions of dollars and many years developing its technology and we are thrilled that we can be part of its commercial reality. Traditionally, SSP has serviced the government sector and developed exciting technologies in

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SSP SOLUTIONS, INC. RECEIVES $5 MILLION FUNDING                           PAGE 2


conjunction with the government. The Company is now ready to focus their expertise and products on the commercial sector, " said Stewart Flink, managing partner of Crestview Capital.

"Previously SSP was an R&D Company investing every available dollar in product development. Finally this vast expenditure phase is coming to an end and we are transitioning into a market driven company. Security concerns have escalated in recent months, and with the competitive advantage SSP derives from its open standard security infrastructure products and the only U.S. designed and U.S. manufactured enhanced-cryptographic smart card, we are in unique position to move our products from development into the sales channel," said Winkler, co-CEO, SSP Solutions. "With this first milestone in funding, SSP has started to strengthen its working capital position and we can begin to aggressively execute our business plan which includes building the commercial sales force domestically and internationally while reducing SG&A by continuing tight fiscal policies. We have an enviable window of opportunity with superior products coming to market at exactly the time the security market is predicted to grow exponentially. We are not going to miss this window."

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This news release is being issued pursuant to and in accordance with the Rule 135c under the Securities Act of 1933. The notes and warrants and the common stock issuable upon conversion of the notes and exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Unless so registered, the notes and warrants and common stock issued upon conversion of the notes and exercise of the warrants may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

ABOUT SSP SOLUTIONS, INC.

SSP Solutions develops and distributes services, hardware, software, and embedded

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security products.  The Company has a 30-year history of leading-edge technology
and

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SSP SOLUTIONS, INC. RECEIVES $5 MILLION FUNDING                           PAGE 3



data security solutions for government communications. SSP products embed security and trust throughout the transaction chain, protecting electronic communications and financial transactions, physical and electronic access, and the exchange of valued digital content. By combining its own technology with a range of partners' technologies and intellectual properties, SSP products represent the first open embedded security architecture simultaneously supporting multiple security standards including public key infrastructure
(PKI). SSP's enterprise security solutions address the needs of government, financial services and entertainment organizations. For additional company information, visit http://www.sspsolutions.com or call (949) 851-1085.

ABOUT CRESTVIEW CAPITAL FUNDS

Crestview Capital Funds, located in Northbrook, Ill are a group of three funds managed by Kingsport Capital Partners LLC. The funds were formed to invest specifically in undervalued small cap and micro cap public companies.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

With the exception of historical information, matters discussed in this news release, including, in particular, those relating to the Company's ability to strengthen its market position and increase sales to commercial customers, are forward-looking statements involving a number of risks and uncertainties, and may not be achieved due to a number of factors, some of which are beyond the Company's control, including changing regulatory and technological environments, technological difficulties, increased competition, the Company's ability to deploy funding in a manner that increases sales, our ability to obtain product from vendors and changing customer demands. Other risks inherent in the Company's business are described in Securities and Exchange Commission filings. SSP Solutions undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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